FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, THIS NOTE BEARS ORIGINAL ISSUE DISCOUNT. THE ISSUE PRICE WITH RESPECT TO EACH $1000 OF PRINCIPAL AMOUNT AT MATURITY OF THIS NOTE IS $819.54, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT WITH RESPECT TO EACH $1000 OF PRINCIPAL AMOUNT AT MATURITY OF THIS NOTE IS $180.46, THE ISSUE DATE IS JUNE 11, 2008 AND THE YIELD TO MATURITY BASED ON QUARTERLY COMPOUNDING IS 4.00% PER ANNUM.

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD OR OTHERWISE TRANSFERRED OR PLEDGED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS, OR IF THE PROPOSED TRANSFER MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

THIS NOTE IS TRANSFERABLE ONLY IN WHOLE. TRANSFERS OF LESS THAN THE ENTIRE PRINCIPAL AMOUNT HEREOF ARE VOID.

SECURED CONVERTIBLE DISCOUNT NOTE

OF

BODYTEL SCIENTIFIC, INC.

No.: R-1	Original Issue Discount: $$180.46
Original Issue Date: June 11, 2008	(for each $1,000 Principal Amount
at Maturity)
Issue Price: $819.54
(for each $1,000 Principal Amount
at Maturity)

Subject to the terms and conditions of this Secured Convertible Discount Note (this "Note"), for good and valuable consideration received, BodyTel Scientific, Inc., a Nevada corporation (the "Company", which term includes any successor corporation), promises to pay to Pageant Holdings Ltdor its registered assigns pursuant to Section 7 (the "Holder") the principal amount of One Million two hundred twenty Thousand one hundred ninety Dollars ($1,220,190) (the "Principal Amount") on the Maturity Date (as defined below), to the extent such Principal Amount has not been repaid or this Note converted into shares of the Company's Common Stock, $.001 par value per share (the "Common Stock"), in accordance with the terms hereof.

This Note is issued pursuant to a Note Purchase Agreement dated as of June11, 2008 (as amended, supplemented or modified from time to time, the "Note Purchase Agreement") between the Company and Pageant Holdings Ltd (the “Investor”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Note Purchase Agreement. This Note and all Notes issued on transfer or exchange hereof are collectively referred to herein as the "Notes". The Notes are issued in registered form without coupons in the denominations of $1,000 principal amount at maturity and any multiple thereof.

     The Principal Amount due under this Note shall be due and payable in full on the fifth anniversary of the original issue date (the "Maturity Date"), provided that this Note may: (a) become immediately due and payable prior to the Maturity Date on demand by the Holder upon the occurrence of an Event of Default (as defined in Section 3 below), or (b) be converted into shares of Common Stock of the Company on or prior to the Maturity Date pursuant to Section 4 below.

     This Note is secured by the Security Documents.

     The following is a statement of the rights of the Holder of this Note and the terms and conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1.	INTEREST RATE.

     This Note shall not bear interest, except that if the Principal Amount or any portion thereof is not paid when due (whether by acceleration pursuant to Section 3 below or at the Maturity Date), then in each such case the overdue amount shall bear interest at the rate of 10% per annum, compounded quarterly (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date of payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount (as defined below).

     "Original Issue Discount" of any Note means the difference between the original Issue Price of this Note (as set forth on the face of this Note) and the Principal Amount of this Note. For purposes of this Note, the Original Issue Discount shall accrue at the rate of 4.0% per annum, calculated on the basis of a 360 day year of twelve 30-day months, compounded quarterly, commencing with the Original Issue Date of this Note.

2.	PAYMENTS.

     2.1 Principal and Interest. All payments on or in respect of this Note or the indebtedness evidenced hereby shall, if this Note is not converted pursuant to Section 4, be made to the Holder in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public or private debts by wire transfer of immediately available funds to an account specified by the Holder, certified check or other immediately available funds on the date such payment is due. The Company shall make such payments to the Holder at the address of the Holder set forth in Section 8.2 hereof or at such other place as the Holder shall have notified the Company in writing.

     2.2 No Set-off. All payments on or in respect of this Note or the indebtedness evidenced hereby shall be made to the Holder without set-off or counterclaim and free and clear of, and without any, deductions of any kind.

     2.3 No Prepayment. Except upon conversion pursuant to Section 4 hereof, the Company may not prepay, redeem or otherwise acquire this Note prior to the Maturity Date without the Holder's written consent.

     2.4 Release Upon Payment or Conversion. Upon irrevocable payment in full of the Principal Amount of this Note, or the conversion of this Note pursuant to Section 4 hereof and the receipt by Holder of the Note Shares in connection therewith, the Company shall be forever released from all of its obligations and liabilities under this Note.

3.	EVENT OF DEFAULT.

     Regardless of anything to the contrary contained herein, this Note shall be immediately due and payable on demand by the Holder, subject to the terms of this Section 3, upon the occurrence of any of the following, whatever the reason or cause, whether voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body (each of the following occurrences, an "Event of Default"):

     3.1 Insolvency. The Company becomes insolvent or makes any assignment for the benefit of its creditors.

     3.2 Admission. The Company admits in writing its inability to pay its debts generally as they become due, or the Company or any subsidiary thereof applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator for itself or for all or a substantial part of its property.

     3.3 Bankruptcy. The Company or any subsidiary thereof files (or consents to the filing of) any petition or complaint pursuant to any federal or state law (i) relating to bankruptcy, insolvency or reorganization or relief of debts, (ii) seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for its or for any substantial part of its property, or (iii) seeking to adjudicate it bankrupt or insolvent, seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts;

provided that, in any such case, if the same is dismissed or vacated within 60 days of being instituted, then any such default shall be deemed cured.

     3.4 Default; Breach of Representations. (i) The Company defaults in the due observance or performance of any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms of this Note, the Note Purchase Agreement or the Security Documents, and if curable, fails to cure such default within 30 days after the Holder gives notice of such default to the Company, or (ii) any representation or warranty of the Company herein or in the Note Purchase Agreement or the Security Documents or in any written statement, report, financial statement or certificate made or delivered to the Holder (whether or not in the Holder's capacity as a holder of this Note) by the Company pursuant to this Note, the Note Purchase Agreement or the Security Documents is untrue or incorrect in any material respect as of the date when made or deemed made with effect from the date of dismissal or vacation but without prejudice to any notice served by the Holder pursuant to Section 3.10 prior to that date.

     3.5 Payments. The Company fails to pay any amount due under this Note when due.

     3.6 Cross Default to Other Indebtedness. A default or breach occurs under any other agreement, document or instrument to which the Company or any of its subsidiaries is a party that is not cured within any applicable period of grace therefor, and such default or breach (i) involves a failure to make any payment when due in respect of any Indebtedness (as defined below) (other than the Notes) of the Company or any of its subsidiaries in excess of $500,000 in the aggregate, or (ii) causes, or permits any holder of such Indebtedness or a trustee thereof to cause, Indebtedness or a portion thereof in excess of $500,000 in the aggregate to become due and payable prior to its stated maturity or prior to its regularly scheduled date of payment, or cash collateral to be demanded in respect thereof, in each case regardless of whether such default is waived or such right is exercised by such holder or trustee.

"Indebtedness" means without duplication (a) all indebtedness of the Company or any of its subsidiaries for borrowed money or for the deferred purchase price of property payment for which is deferred 6 months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than 6 months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Company or any of its subsidiaries (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all capital lease obligations and the present value (discounted at a rate equal to 12.0% of future rental payments under all synthetic leases), (f) all obligations of the Company or any of its subsidiaries under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of the Company or any of its subsidiaries under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of the Company or any of its subsidiaries arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h)

all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, pledge, lien, charge or other encumbrance upon or in property or other assets (including accounts and contract rights) owned by the Company or any of its subsidiaries , even though the Company or any of its subsidiaries has not assumed or become liable for the payment of such Indebtedness, and (i) all Indebtedness or other obligations of others guaranteed, directly or indirectly, by the Company or any of its subsidiaries, including, without limitation, any obligation of the Company or any of its subsidiaries, direct or indirect, contingent or otherwise, (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other person or entity (whether arising by virtue of partnership arrangements, by agreement to keepwell, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (provided that a guarantee shall not include endorsements for collection or deposit in the ordinary course of business).

     3.7 Final Judgment. Entry of a final judgment or judgments against Company or any subsidiary thereof for the payment of money in excess of $500,000 in the aggregate by one or more courts, administrative or arbitral tribunals or other bodies having jurisdiction over the Company or any subsidiary thereof.

     3.8 Ceasing Operations. A material part of the operations or business of Company and its subsidiaries, taken as a whole, shall be suspended or ceased, or Company purports or attempts to assign or delegate any of its rights or obligations hereunder or under this Note, the Note Purchase Agreement or the Security Documents.

     3.9 Validity of Agreement. The Note Purchase Agreement, the Security Documents or this Note shall, at any time after its execution and delivery, for any reason cease to be in full force and effect (unless such occurrence is in accordance with its terms or after payment hereof) or shall be declared null and void or the validity or enforceability thereof shall be contested by Company, or Company denies that it has further liability or obligation thereunder.

     3.10 Miscellaneous. The Company or any subsidiary thereof takes any action (corporate or otherwise) to authorize any of the actions set forth above.

     3.11 Remedies. During the continuance of any Event of Default, the Holder may, at its sole option, declare the entire Accreted Value (as defined below) immediately due and payable, by written notice to Company, in which event the Company immediately shall pay to Holder the entire Accreted Value of this Note. No delay or omission by Holder in exercising any right or power occurring upon any Event of Default hereunder shall impair any such right or power or shall be construed as a waiver of any such Event of Default or acquiescence thereto.  To the fullest extent permitted by law, Holder's rights and remedies under this Note shall be cumulative, and Holder shall have all other rights and remedies not inconsistent herewith as are provided under the Uniform Commercial Code as in effect in the relevant jurisdictions, by law or in equity. No exercise by Holder of one right or remedy shall be deemed an election, no waiver by Holder of any default on the part of the Company shall be deemed a continuing waiver, and no delay by Holder shall constitute a waiver, election or acquiescence by the Holder. The term

"Accreted Value" as used herein shall mean, as of any date of determination prior to the Maturity Date, the sum of (i) the Issue Price of this Note and (ii) the portion of the Original Issue Discount that has been accrued through such determination date, such amount to accrue on a daily basis at the rate, compounded quarterly such that the Accreted Value of this Note on the Maturity Date shall equal its Principal Amount. During the continuance of an Event of Default, the Holder shall be entitled to whatever remedies are available pursuant to the Security Documents.

4.	CONVERSION.

The Company and the Holder hereby agree as follows:

     4.1 Conversion. (a) On any Business Day in the United States (defined herein as “Business Day”) on or prior to the Maturity Date, the Principal Amount of this Note due hereunder may upon 5 Business Days’ advance notice be converted, in whole but not in part, at the option of the Holder in its sole discretion, into fully paid and non-assessable shares of Common Stock of the Company as provided in Section 4.1(c) below.

     (b) If a Mandatory Conversion Event (as defined below) occurs prior to the Maturity Date of this Note, then the Accreted Value of this Note as of the date of such Non-Maturity Conversion Event shall, automatically and without notice from or to the Holder, be converted into fully paid and non-assessable shares of Common Stock of the Company as provided in Section 4.1(c) below. “Mandatory Conversion Event” means the issuance by the Company to third parties in exchange for cash of any Common Stock or other equity Security of any class, series or kind, resulting in gross proceeds to the Company of at least $5,000,000.

     (c) This Note shall be convertible in accordance with Sections 4.1(a) and (b) into the number of shares of Common Stock that results from dividing (i) the Principal Amount of this Note, in the case of a conversion pursuant to Section 4.1(a) above, or the Accreted Value of this Note, in the case of a conversion pursuant to Section 4.1(b) above, by (ii) the conversion price that is in effect at the time of conversion (the "Conversion Price"). The initial Conversion Price shall be $1.39. The Conversion Price shall be subject to adjustment from time to time as provided in Section 4.3 below. All references to the Conversion Price herein shall mean the Conversion Price as so adjusted.

     (d) Upon any conversion of this Note, the entire principal amount hereof shall be deemed repaid and extinguished and this Note (and all rights in respect hereof under the Note Purchase Agreement or the Security Documents) shall irrevocably and automatically terminate.

     4.2 Exercise of Conversion Right; Note Shares.

     (a) This Note may (or shall) be converted at the Maturity Date or in accordance with Section 4.1(b) above by (i) the surrender of this Note at the office of the Company (or at such other agency or office of the Company in the United States of America as it may designate by notice in writing to the Holder at the address of the Holder), (ii) delivery to the Company of a notice of election to convert this Note in the form of Exhibit A attached hereto executed by the Holder, and (iii) if this Note is not registered in the name of the person or entity converting this Note, an assignment or assignments substantially in the form set forth in Exhibit B hereto evidencing the assignment of this Note to such other person, in which case the Holder shall have complied with the provisions set forth in Section 7 hereof. In the case of a Mandatory Conversion Event, if the Holder shall for any reason fail to surrender this Note as provided above, the Holder shall be irrevocably deemed to have so surrendered this Note and this Note shall automatically cease to be outstanding.

     (b) The date on which this Note is surrendered (or deemed surrendered) for conversion is referred to herein as the "Conversion Date." As soon as practicable after the Conversion Date, but in any event within five (5) business days thereof, the Company shall issue and deliver a certificate or certificates evidencing the shares of Common Stock of the Company issuable upon such conversion, registered in the name of the Holder or as otherwise provided in Section 4.2(a)(iii) .

     (c) The person or entity in whose name any certificate for shares of Common Stock is issued upon the conversion of this Note shall for all purposes be deemed to have become the holder of record of such shares as of the Conversion Date; provided, however, that if the Conversion Date is a date on which the stock transfer books of the Company are closed, such person or entity shall be deemed to have become the holder of record of such shares at the close of business on the next succeeding date on which the stock transfer books are open. The Company shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of the shares of Common Stock upon conversion of this Note. Notwithstanding the foregoing, the Holder or its assignee as provided in Section 4.2(a)(iii), as applicable, shall be solely responsible for any income tax liability arising from the conversion of this Note, or any ad valorem property or intangibles tax assessed against the Holder or other person.

     (d) Upon conversion, no fractional shares of Common Stock or script in respect thereof will be issued and the Company shall distribute cash in lieu of such fractional shares. In lieu of any fractional shares of Common Stock which would otherwise be issuable upon conversion of this Note, the Company shall pay to the Holder or its assignee as provided in Section 4.2(a)(iii), as applicable, a cash adjustment in respect of such fractional interest in an amount equal to the then fair market value, as determined in good faith by the Board of Directors of the Company (the "Board"), of a share of Common Stock multiplied by such fractional interest.

     4.3 Adjustment of Conversion Price and Number of Note Shares. The Conversion Price shall be subject to adjustment from time to time as follows:

     (a) If, at any time after the Original Issue Date, the number of shares of the Company's Common Stock outstanding is increased by a stock dividend, stock split, recapitalization of otherwise, then, following the record date for the determination of holders of Common Stock entitled to receive any shares of Common Stock of the Company pursuant to such stock dividend, split-up, recapitalization or other event, the Conversion Price shall be appropriately decreased (but not below the par value of the Common Stock) in proportion to such increase in outstanding shares. The foregoing provisions shall similarly apply to successive stock dividends, subdivisions or split-ups.

     (b) If, at any time after the Original Issue Date, the number of shares of Common Stock outstanding is decreased by a combination or reverse-split of the outstanding shares, then, following the record date for such combination or reverse-split, the Conversion Price shall be appropriately increased in proportion to such decrease in outstanding shares. The foregoing provisions shall similarly apply to successive combinations or reverse-splits.

     (c) If, at any time after the Original Issue Date, through or as a result of any merger, consolidation, recapitalization, reorganization or other event not expressly contemplated by the provisions of this Section 4, additional, new or different shares or other securities of the Company or any successor entity are distributed with respect to the Company's Common Stock, an appropriate and proportionate adjustment shall be made to the number and type of shares issuable upon conversion of this Note and the Conversion Price thereof (which in no event shall be less than the par value of any such share) so as to protect the rights of the Holder of this Note.

     (d) In the event of any capital reorganization of the Company, any reclassification of the capital stock of the Company, other than provided in Sections 4.3(a) -(c), or any consolidation or merger of the Company, this Note shall after such reorganization, reclassification, consolidation, or merger be convertible into the kind and number of shares of capital stock or other securities or property of the Company or of the Company resulting from such reorganization, reclassification, consolidation or surviving such merger to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon conversion of this Note would have been entitled upon such reorganization, reclassification, consolidation or merger. The foregoing provisions shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.

     (e) Whenever there shall be an adjustment as provided in this Section 4, the Company shall promptly cause written notice thereof to be sent by certified or registered mail, postage prepaid, to the Holder, at its address set forth herein, or such other address as Holder may provide to the Company, which notice shall set forth the number of shares of Common Stock receivable upon the conversion of this Note and the Conversion Price after such adjustment and set forth a brief statement of the facts requiring such adjustment and the computation thereof, which shall be conclusive evidence of the correctness of any such adjustment absent manifest error. Such notice shall be signed by the chief executive officer or chief financial officer of the Company and shall also be made available for inspection during regular business hours at its principal executive offices or at such other place as may be designated by the Company.

     (f) In any case in which the provisions of this Section 4 shall require that an adjustment shall become effective immediately after a record date of an event, the Company may defer until the occurrence of such event (A) issuing to the holder of any Note converted after such record date and before the occurrence of such event the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event in addition to the shares of capital stock issuable upon such exercise before giving effect to such adjustments, and (B) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section 4.2(d) above; provided, however, that the Company shall deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional shares and such cash.

     (g) If the Company shall propose to take any action of the types described in Sections 4.3(a) – (d) above, the Company shall give notice to the Holder, in the manner set forth in Section 9.2 below, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or receivable upon conversion of this Note. In the case of any action which would require the fixing of a record date, such notice shall be given at least 20 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 30 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

     (h) All calculations under this Section 4 shall be made to the nearest one hundredth (1/100) of a cent or the nearest one tenth (1/10) of a share, as the case may be.

5.	REPRESENTATIONS, WARRANTIES AND COVENANTS AS TO COMMON STOCK.

     The Company represents and warrants to the Holder that (i) all shares of Common Stock which may be issued upon the conversion of this Note will, upon issuance, be validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and free from all taxes, liens and charges created by the Company with respect to the issue thereof and (ii) the issuance of this Note and the shares of Common Stock issuable on conversion hereof does not require the consent of any person or entity and does not and shall not conflict with, result in a default under, or violate, the terms of any agreement, contract, document, instrument or obligation which may be binding upon the Company or any of its subsidiaries. The Company covenants to the Holder that it will from time to time take all such action as may be required to assure that the par value per share of the Common Stock is at all times no greater than the then effective Conversion Price. The Company further covenants and agrees that it will take all such action as may be required to assure that the Company shall at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the conversion of this Note.

6.	STOCKHOLDER RIGHTS; LIMITATIONS ON LIABILITY.

     Except as otherwise specifically provided in this Note, the Holder shall have no rights of a stockholder of the Company with respect to the shares of Common Stock issuable upon conversion hereof unless or until this Note has been converted with respect to the shares of Common Stock. No provision hereof, in the absence of affirmative action by the Holder to convert the Note and accept the shares of Common Stock receivable hereunder, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of such Holder as a stockholder of the Company. Nothing contained in this Section 7 shall limit any rights that the Holder of this Note may have under the Security Documents or the Registration Rights Agreement.

7.	RESTRICTIONS ON TRANSFER.

     7.1 Restrictions on Transfer. This Note and all rights hereunder are transferable or assignable, in whole or in part, only (i) in accordance with the terms of the Note Purchase Agreement and the Security Documents, (ii) upon compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company), and (iii) upon surrender of this Note, properly endorsed, and delivery of a notice of transfer in the form of Exhibit B hereto to the agency or office of the Company referred to in Section 4.2 hereof by the Holder in person or by a duly authorized representative. Each transferee and holder of this Note, by accepting or holding the same, consents that this Note, when endorsed, in blank, shall be deemed negotiable, and, when so endorsed, the holder hereof shall be treated by the Company and all other persons dealing with this Note as the absolute owner hereof for all purposes and as the person entitled to exercise the rights represented by this Note, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; provided, however, that until each such transfer is recorded on such books, the Company may treat the registered holder hereof as the owner hereof for all purposes. The Company shall not assign, pledge or transfer any of its rights hereunder without the prior written consent of the Holder.

8.	MISCELLANEOUS.

     8.1 Replacement of Note. If this Note is lost, stolen, mutilated or destroyed, the Company shall (at its expense), upon receipt from the Holder of an affidavit of loss or similar instrument (and, in the case of a mutilated Note, the accompanying surrender thereof), issue a new Note of like denomination and tenor as the Note so lost, stolen, mutilated or destroyed. Any such new Note shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Note shall be at any time enforceable by anyone.

     8.2 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered mail, postage prepaid, return receipt requested, or via facsimile, addressed as follows:

If to the Company, to:
Stefan Schraps
President and CEO
c/o BodyTel Europe GmbH
Schlachthofstraße 1
34537 Bad Wildungen
Germany

with a copy to:
Frode Jensen
Holland & Knight
195 Broadway
24th Floor
New York, New York 10038
USA
Fax: 212 385 9010

If to the Holder, to:
Pageant Holdings Ltd
Melcorpo Building
Loughlinstown Drive
Ballybrack
Co Dublin
IRELAND
Attn: Nick Furlong

with a copy to:

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. If mailed, as aforesaid, any such communication shall be deemed to have been given on the third business day following the day on which the piece of mail containing such communication is posted.

     8.3 Headings. The headings in this Note are only for convenience and ease of reference and are not to be considered in construction or interpretation of this Note.

     8.4 Amendments. The provisions of this Note may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, and any Event of Default hereunder may be waived, in each case only if the Company has obtained the prior written consent of the Holder.

     8.5 Delays or Omissions. No delay or failure by the Holder to insist on the strict performance of any provision of this Note, or to exercise any power, right or remedy, will be deemed a waiver or impairment of such performance, power, right or remedy or of any other provision of this Note nor shall it be construed to be a waiver of any breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring.

     8.6 Interpretation. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Note, no presumption or burden of proof or persuasion will be implied because this Note was prepared by or at the request of any party or its counsel.

     8.7 Governing Law; Jurisdiction and Venue; Waiver of Jury Trial. This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any law or rule that would cause the laws of any jurisdiction other than the State of New York to be applied. EACH OF THE COMPANY AND THE HOLDER HEREOF CONSENT TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN THE CITY OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, THE NOTE PURCHASE AGREEMENT OR THE SECURITY DOCUMENTS AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR

HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM. ANY JUDGMENT MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE, THE NOTE PURCHASE AGREEMENT OR THE SECURITY DOCUMENTS.

     8.8 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Company and the Holder.

     8.9 Original Issue Discount. For purposes of Section 1272 et seq. of the Internal Revenue Code of 1986, as amended, the issue price with respect to each $1,000.00 of principal at maturity of this Note is $819.54, the amount of the Original Issue Discount is $180.46, the issue date is June 11, 2008, and the yield to maturity based on quarterly compounding is 4.0% per annum.

     8.10 Note Register. The Company shall maintain at its principal executive offices books for the registration and the registration of transfer of Notes. The Company may deem and treat the Holder as the absolute owner hereof (notwithstanding any notation of ownership or other writing hereon made by anyone) for all purposes and shall not be affected by any notice to the contrary.

     8.11 Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes of like tenor representing in the aggregate the Principal Amount hereof, and each of such new Notes shall represent such portion of such Principal Amount as is designated by the

Holder at the time of such surrender. The date the Company initially issued the Notes pursuant to the Note Purchase Agreement shall be deemed to be the "Original Issue Date" hereof regardless of the number of times new certificates representing the Principal Amount hereof shall be issued.

     8.12 Reserved – No Impairment. The Company shall not, by amendment of its articles of incorporation or by-laws, or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Note by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Note and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Note against impairment.

     8.13 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Note or the rights and duties of the parties in relation hereto, the prevailing party will be entitled, in addition to any other relief granted, to all costs and expenses incurred by such prevailing party, including, without limitation, all reasonable attorneys' fees.

     8.14 Time is of the Essence. Time is of the essence with respect to every provision hereof.

[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Company has executed this Note as of the date first written above.

BODYTEL SCIENTIFIC, INC.

By:	/s/ Stefan Schraps
Name: Stefan Schraps
Title: President and CEO

EXHIBIT A

FORM OF NOTICE OF ELECTION TO CONVERT NOTE

[To be executed only upon conversion of the Note to which this form is attached]

To BodyTel Scientific, Inc.:

     The undersigned, the holder of the Note to which this form is attached, hereby elects pursuant to [Section 4.1(a) --insert if conversion is at the Maturity Date][Section 4.1(b) —insert if the conversion is in connection with the consummation of a Non-Maturity Conversion Event] to convert the Note into fully paid and non-assessable shares of Common Stock of BodyTel Scientific, Inc. The undersigned requests that a certificate for such shares be issued in the name of ______________________ whose address is ______________________ and that such certificate be delivered to ______________ , whose address is ______________________.

     Capitalized terms used in this form which are not defined shall have the meanings ascribed thereto in the Note to which this form is attached.

HOLDER

By: ______________________

Signature: ______________________

Date: ______________________

EXHIBIT B

FORM OF NOTICE OF TRANSFER OF NOTE

[To be executed only upon transfer of the Note to which this form is attached]

     For value received, the undersigned hereby sells, assigns and transfers unto ______________________ all of the rights represented by the Note of BodyTel Scientific, Inc. (the "Company") to which this form is attached, and appoints ______________________ as its attorney to transfer such right on the books of the Company, with full power of substitution in the premises. Capitalized terms used in this form which are not defined shall have the meanings ascribed thereto in the Note to which this form is attached.

HOLDER

By: ______________________

Signature:____________________

Date: ______________________

Signed in the presence of:

Name: ______________________

Address:__________________

Date: ____________________